Exhibit 10(a)

Jorden Burt  LLP
1025 Thomas Jefferson Street, N.W.                 Brickell Avenue, Suite 500
Suite 400 East                                     Miami, Florida 33131-2803
Washington, D.C. 20007-5208                        (305) 371-2600
(202) 965-8100                                     Telecopier:  (305) 372-9928
Telecopier:  (202) 965-8104

                                                   175 Powder Forest Drive

                                                   Suite 201
                                                   Simsbury, CT  06089-9668
                                                   (860) 392-5000 Telecopier:
                                                   (860) 392-5058

                                                   HTTP://www.jordenusa.com

April 30, 2004

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, Colorado   80111

Re:   Variable Annuity-1 Series Account
      Post-Effective Amendment No. 14 to the Registration Statement on Form N-4 File Nos. 333-01153 and 811-07549

Ladies and Gentlemen:

          We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                                          Very truly yours,


                                                          /s/Jorden Burt LLP
                                                          Jorden Burt LLP